As filed with the Securities and Exchange Commission on April 26, 2023

Registration No. 333-

UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

 UNDER

THE SECURITIES ACT OF 1933

FORZA X1, INC.

 (Exact name of registrant as specified in its charter)

Delaware	87-3159685
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3101 S. US-1

 Ft. Pierce, Florida 34982
(772) 429-2525

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive office)

FORZA X1, INC. 2022 STOCK INCENTIVE PLAN

 (Full title of the Plan)

Jim Leffew

President and Chief Executive Officer

Forza X1, Inc.
3101 S. US-1

 Ft. Pierce, Florida 34982

 (772) 429-2525

(Name, address of and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.
Hank Gracin, Esq.
Patrick J. Egan, Esq.
Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

 (212) 885-5000

(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Forza X1, Inc. (the “Registrant” or the “Company”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering an additional 470,250 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued pursuant to the Registrant’s 2022 Stock Incentive Plan (the “Plan”) pursuant to an “evergreen” provision contained therein, as follows: 470,250 shares of Common Stock, which equals 4.5% of the total number of shares of Common Stock outstanding on December 31, 2022, were automatically added to the shares authorized for issuance under the Plan on January 1, 2023. These additional shares of Common Stock are securities of the same class as other securities for which the registration statement on Form S-8 has been previously filed with the Securities and Exchange Commission (the “Commission”), which is described below. As disclosed above, these additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision in the Plan, which provides that the total number of shares subject to such plans will be increased each year on January 1; provided, however that the Registrant’s Board of Directors may act prior to January 1 of a given calendar year to provide that the increase for such year will be a lesser number of shares of Common Stock.

The Registrant’s Form S-8 Registration Statement filed with the Commission on August 12, 2022 (File No. 333-266811), which relates to the Plan, is incorporated herein by reference and made a part hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part 1 will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

●	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (Commission File No. 001-41469) filed with the Commission on March 28, 2023;
●	the Registrant’s Current Reports on Form 8-K filed with the SEC on January 17, 2023 (other than as indicated therein) and February 8, 2023;
●	The description of the Registrant’s Common Stock set forth in: (i) the Registrant’s registration statement on Form 8-A (Commission File No. 001-41469) filed with the SEC on August 8, 2022, including any amendments thereto or reports filed for the purposes of updating this description, and (ii) Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (Commission File No. 001-41469) filed with the Commission on March 28, 2023; and
●	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2022 (File No. 001-41469).
3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2022 (File No. 001-41469).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261884) filed with the Securities and Exchange Commission on July 25, 2022
5.1*	Opinion of Blank Rome LLP
23.1*	Consent of Grassi & Co., P.C., Independent Registered Public Accounting Firm
23.2*	Consent of Blank Rome LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this Registration Statement)
99.1	Forza X1, Inc. 2022 Stock Incentive Plan and form of Incentive Plan Option Agreement, Non-Qualified Stock Option Agreement, and Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261884) filed with the Securities and Exchange Commission on July 25, 2022
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ft. Pierce, Florida, on the 26th day of April, 2023.

FORZA X1, INC.

By:	/s/ Jim Leffew
Name:	Jim Leffew
Title:	President and Chief Executive Officer

 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Joseph C. Visconti and Jim Leffew, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Joseph C. Visconti	Executive Chairman of the Board and Chief of Product Development	April 26, 2023
Joseph C. Visconti

/s/ Jim Leffew	Chief Executive Officer and President (Principal Executive Officer)	April 26, 2023
Jim Leffew

/s/ Carrie Gunnerson	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 26, 2023
Carrie Gunnerson

/s/ Marcia Kull	Director	April 26, 2023
Marcia Kull

/s/ Neil Ross	Director	April 26, 2023
Neil Ross

/s/ Kevin Schuyler	Director	April 26, 2023
Kevin Schuyler